              CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions
"Financial Highlights" and "Experts", and to the use of our report dated February 12, 2001 on ACM Income Fund, Inc.
(formerly, ACM Government Income Fund, Inc.), which is incorporated in this registration statement (No. 333-71128 and 811-05207) on Form N-2 of ACM Income Fund, Inc.


                                  ERNST & YOUNG LLP


New York, New York
November 15, 2001